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SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

JOHN H. LEWIS

OSMIUM PARTNERS, LLC

OSMIUM CAPITAL, LP

OSMIUM CAPITAL II, LP

OSMIUM SPARTAN, LP

OSMIUM DIAMOND, LP

STEPHEN J. DAVIS

MICHAEL J. MCCONNELL

WALTER L. TUREK

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On May 15, 2014, Osmium Partners published the letter set forth below:

May 15, 2014

Osmium Partners Highlights the Need for Change at Spark Networks

•	Horrific Metrics and Track Record vs. Peer Group

•	Board Failed to Act in Good Faith During Nominating Process

•	Loss of Shareholder Confidence in Business Strategy and Management’s Ability to Execute

•	Shareholders Deserve Better

Exhibit A: Value Destruction

Exhibit B: Decelerating Christian Networks Business Performance (Source: Spark Networks, Inc., Form 10-K, filed with the SEC on March 14, 2014; Spark Networks, Inc., Forms 10-Q, filed with the SEC on May 12, 2014, November 13, 2013, August 8, 2013 and April 29, 2013.)

GREENBRAE, Calif.—(BUSINESS WIRE)—The following is an open letter from Osmium Partners to the shareholders of Spark Networks (LOV).

Dear Fellow Shareholders,

Osmium Partners is Spark Networks’ (NYSE MKT: LOV) (the Company or Spark) largest shareholder, beneficially owning 14.2% of shares outstanding and having been a shareholder since 2008.

We are highly concerned about our investment – and the investments of all shareholders – under the current Board’s leadership, due, in our view, to the Company’s poor results, a lack of accountability, and a lack of capital at risk in the form of Spark shares. We are writing to urge shareholders to vote the GOLD Proxy Card ahead of Spark Networks’ annual meeting, which will be held on June 18, 2014. We urge you to discard the Company’s white proxy card. We believe immediate and decisive action is required in order to put the Company on a trajectory for better governance and value creation.

Horrific Metrics and Track Record vs. Peer Group

During the past 3 years, we have clearly and consistently articulated our go forward strategy, a strategy that has revitalized the company and taking it in a new direction that has delivered improved results that speak for themselves.i

•	Chairman and CEO Greg Liberman May 12, 2014

As referenced above in Exhibit A: Value Destruction, we agree with Mr. Liberman that the results speak for themselves. We believe the results have been horrendous, yet the CEO continues to bury his head in the sand. Apparently undeterred by the Company’s actual performance, Mr. Liberman continues to try to convince shareholders that the Company’s current situation – the destruction highlighted above – is part of his successful multi-year plan to create shareholder value.

Zoosk, a similarly situated online subscription-based dating company, filed its initial Form S-1 registration statement on April 16, 2014.x The Zoosk filing highlighted multiple areas of operational superiority vs. Spark. Furthermore, Match.com, currently an operating unit of IAC/InterActiveCorp, also throws off significantly more attractive economics. We would specifically note that Spark’s EBITDA margin is 51% lower than its peer Match.com.xi The Zoosk and Match.com data highlight Spark’s terrible operating performance.

	Zoosk	Match.com	Spark	Our Observations
All Data Pertains to FY 2013
Annual Revenue Growth	63%	10%	12%	Zoosk growing >5x faster
Average Revenue Per User	$26.22	$21.19	$18.55	Lowest ARPU of in peer group
G&A Expense % of Sales	5%	—	15%	Zoosk 3x more efficient
R&D Expense % of Sales	8%	—	5%	Spark underinvesting in innovation
EBITDA	$2	$281	($10)	Peers generate positive EBITDA
EBITDA Margin	1%	36%	-15%	Spark 51% lower vs. Match

Source: Zoosk, Inc., Form S-1, filed with the SEC on April 16, 2014, Spark Networks, Inc., Form 10-K, filed with the SEC on March 14, 2014, IAC/InterActiveCorp, Form 10-K filed with the SEC on February 26, 2014

We believe the Company’s operating results reflect a flawed strategy and mismanagement at Spark Networks. In our view, these have led to a lack of innovation, shrinking revenue at both Jewish and Christian Networks, and first quarter operating cash flow margins of -12%.xii

The Company continues to take a swing-for-the-fences strategy with shareholders’ capital, spending $125 million and counting on Christian Networks direct marketing (115% of the current market cap).xiii On the March 2014 quarterly conference call, the CEO admitted that the Company has engaged a marketing partner to understand the true value of this massive direct marketing investment.xiv It’s no wonder that, despite JDate having the highest contribution margin in the industry, the Company’s EBITDA margin is 51% below Match.com.xv When analyzing Spark’s Christian and Jewish segments, the impact of a swing-for-the-fences strategy is further highlighted.

	Christian Mingle	JDate
All Data Pertains to FY 2013
Direct Marketing as a % of Sales	119%	13%
Average Revenue Per User	$16.40	$25.16

Source: Spark Networks, Inc., Form 10-K, filed with the SEC on March 14, 2014.

For several years the current management has maintained that the Christian market opportunity is approximately 30x that of the Jewish market.xvi Yet at only 1/12th the targeted market opportunity, not only has revenue growth slowed dramatically, but, as referenced above in Exhibit B, it is shrinking and we believe that it should continue to shrink throughout 2014.xvii

Board Failed to Negotiate in Good Faith

Prior to submitting four highly qualified nominees for election to Spark’s Board of Directors, Osmium Partners privately requested Board representation. In our opinion, Spark’s Board clearly failed to act in good faith, by delaying consideration of our nomination until the end of the Company’s nominating window set forth in its Bylaws. With only four business days before the close of the nominating window, the Company offered us one Board seat contingent upon signing a settlement agreement featuring terms that were not market in our view, including a prohibition on:

a)	advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board

b)	any material change in the capitalization or dividend policy of the Company

c)	any other material change in the Company’s management, business or corporate structure

We believe that all areas of business operations can and should be under consideration by a well-functioning board of directors, and therefore that no director of any public company should ever accept such terms. In addition to offering a board seat with the authority of a Board observer, Mr. Liberman and the Board were also seeking to create a 3-year staggered Board, which would further entrench Board members in our eyes and was a concept Osmium refused to approve. To us, the apparent deliberate act of offering such off-market terms at the 11th hour was not really a negotiation at all. Rather, it appeared designed to put us in a time-pressured position of choosing between a Board seat that had no powers of oversight or missing the nominating window completely – forcing us to sit through another year of mismanagement. Fortunately, a third option existed, and we nominated four directors – at the time, a full slate – to execute our six point strategy to create shareholder value.

Loss of Shareholder Confidence in Business Strategy and Management’s Ability to Execute

Below is Mr. Liberman’s track record with the Company since assuming leadership as Chief Operating Officer and President effective June 15, 2006 to May 13, 2014.

	June 15, 2006		May 13, 2014	Percentage change
Total enterprise value		$143.5 million	$97 million	-32.2%
Market capitalization		$153 million	$108 million	-29.5%
Avg. paying subscribers		239,365	286,042	+19.5%
TEV/subscriber		$600	$339	-43.5%
Metrics disclosed		• Segment-specific direct subscriber acquisition cost	• Select metrics disclosed only after proxy fight began
	•	Segment-specific monthly subscriber churn
Russell 2000		$100	$162.7	+62.7%
NASDAQ Composite		$100	$194.3	+94.3%
First Trust Internet Index		$100	$267.3	+167.3%
Spark Networks		$100	$70.6	-29.5%

Source: Capital IQ, Inc., accessed May 13, 2014; Spark Networks, Inc., Form 10-Q filed with the SEC on August 11, 2006; Spark Networks, Inc., Form 10-Q filed with the SEC on May 12, 2014.

Market performance shows that Wall Street analysts and fellow investors continue to be shocked by the Company’s awful operating results. On March 6, the day after the Company reported full-year 2013 operating results, the stock plummeted 19%.xviii More recently, the stock dropped 6% the day after first quarter results were released.xix We feel the Board has not lived up to its responsibilities by overseeing years of value destruction at Spark Networks.

Shareholders Deserve Better

In conclusion, we believe we can do FAR better, and that shareholders, the true owners of the Company, deserve better. Each of our highly qualified nominees, either as direct owners of Shares or as participants in our Funds that hold Company shares, has individually more outright capital at risk than the Board and management as a whole, excluding options the Board and management have received at no cost to them. In contrast, despite a long tenure at the Company, both current Management and Board members have limited capital at risk in the form of outright stock ownership, owning a paltry 0.2% of the Company’s shares.xx Since Mr. Liberman joined the Company in a leadership role as COO and President in June of 2006, shareholders have lost 29.5% of their capital in contrast to the peer group which is up +167.3% over the same time frame resulting in under performance to the peer group of approximately 196.8%.xxi

In our proxy statement (Form DEFC14A filed with the SEC on May 1, 2014) we outline our six point plan to create shareholder value at Spark. We separately address a range of important topics, including sustained underperformance on an absolute and relative basis, the chronology of events leading up to our filing and detailed bios for each of our nominees. We encourage all shareholders to review this filing, which can be accessed at www.okapivote.com/osmium.

Furthermore, we remain surprised by the implication from management and the Board that shareholders need to pay a premium to determine who will represent them. This is not an issue of control. We believe the existing Board has served as a rubber stamp to an underperforming and entrenched management at the expense of shareholders. We believe the board of a public company is elected by all shareholders to serve their interests. Boards are not meant to be perpetuated only because they nominate themselves year after year without regard to performance. It is your right as a shareholder through your vote to determine who will best represent you. To ask that any shareholder pay a premium for your right to vote who represents you is a fundamental distortion of the purpose and role of corporate governance.

We have nominated four highly qualified directors with significant capital invested in the Company who, we believe, will better serve ALL shareholders. We urge shareholders to vote the GOLD Proxy Card. If our slate is elected, we promise fellow shareholders an intense and detailed focus on how every nickel of our collective dollars is being spent. Additionally, we will carefully examine and pursue all sensible strategic reinvestment opportunities. Furthermore, we will be accountable and transparent while undertaking what we view is the strongest risk adjusted path to value creation.

Sincerely,

John H. Lewis

Contact: John H. Lewis

Osmium Partners, LLC

(415)785-4044

jl@osmiumpartners.com

ON MAY 1, 2014, OSMIUM PARTNERS AND THE OTHER PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY OSMIUM PARTNERS, LLC AND THEIR AFFILIATES FROM THE STOCKHOLDERS OF SPARK NETWORKS, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF SPARK NETWORKS, INC. FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OKAPIVOTE.COM/OSMIUM AND BY REQUEST, AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT MAY 7, 2014.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD, NEED ADDITIONAL COPIES OF THE OSMIUM PARTNERS’ PROXY MATERIALS, OR OTHERWISE REQUIRE ASSISTANCE, PLEASE CONTACT:

437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0856

Osmium’s Proxy Statement and GOLD Proxy Card are Available at:

www.okapivote.com/osmium

[1]	Spark Networks, Inc., Transcript of Q1 2014 Earnings Call May 12, 2014, via Capital IQ, Inc., accessed May 13, 2014.
ii	Capital IQ, Inc., Spark Networks, Inc., Forms 10-K filed with the SEC on March 14, 2014, March 8, 2013 and March 27, 2012, accessed May 13, 2014.
iii	Spark Networks, Inc., Form 10-Q filed with the SEC on May 12, 2014.
iv	Spark Networks, Inc., Schedule 14A filed with the SEC on April 29, 2009.
[v]	William Blair & Company, L.L.C., First-Quarter Results Show Improving Christian Networks Contribution Margin, May 12, 2014; Canaccord Genuity Group Inc., In-line Q1 Results; Potential For Better Unit Economics Ahead, May 12, 2014; Stifel, Nicolaus & Company, Inc., Mixed 1Q14 Results; Improved Transparency; CM Strategy Working; Buy, May 13, 2014.
vi	Spark Networks, Inc., Forms 10-Q filed with the SEC on August 8, 2013, May 12, 2014.
vii	Spark Networks, Inc., Form 10-Q filed with the SEC on May 12, 2014.
viii	Ibid
ix	Spark Networks, Inc., Forms 10-K filed with the SEC on March 14, 2014, March 8, 2013 and March 27, 2012.
[x]	Zoosk, Inc., Form S-1, filed with the SEC on April 16, 2014.
xi	Spark Networks, Inc., Form 10-K, filed with the SEC on March 14, 2014; IAC/InterActiveCorp, Form 10-K filed with the SEC on February 26, 2014.
xii	Spark Networks, Inc., Form 10-Q, filed with the SEC on May 12, 2014.
xiii	Spark Networks, Inc., Forms 10-K filed with the SEC on March 14, 2014, March 8, 2013 and March 27, 2012.
xiv	Spark Networks, Inc., Transcript of Q4 2013 Earnings Call March 05, 2014, via Capital IQ, Inc., accessed May 13, 2014.
xv	IAC/InterActiveCorp, Form 10-K filed with the SEC on February 26, 2014.
xvi	Spark Networks, Inc., Investor Presentation Q42013, Page 14, accessed May 13, 2014.
xvii	Spark Networks, Inc., Form 10-Q, filed with the SEC on May 12, 2014.
xviii	Capital IQ, Inc.
xix	Capital IQ, Inc.
xx	Spark Networks, Inc., Schedule 14A filed with the SEC on April 30, 2014.
xxi	Peer group refers to First Trust Dow Jones Internet Index Fund (ARCA:FDN); Capital IQ, Inc., accessed May 13, 2014.